UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 23, 2013
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GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)

001-34960 (Commission File Number)	DELAWARE (State or other jurisdiction of incorporation)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Signature

Index to Exhibits

Agreement dated September 23, 2013 between General Motors Company and the UAW Retiree Medical Benefits Trust
Press Release dated September 23, 2013

Item 1.01 Entry Into a Material Definitive Agreement

On September 23, 2013, General Motors Company (the “Company”) entered into an agreement with the UAW Retiree Medical Benefits Trust (the "New VEBA") to repurchase from the New VEBA 120 million shares of its Series A Fixed Rate Cumulative Perpetual Preferred Stock ("Series A Preferred Stock") for an aggregate purchase price equal to approximately $3.2 billion or $27 per share (the “Agreement”). The New VEBA currently holds 260 million shares of Series A Preferred Stock, and Canada GEN Investment Corporation currently holds another 16 million shares of Series A Preferred Stock. Each share of Series A Preferred Stock has a liquidation amount of $25 per share and accrues cumulative dividends at a 9.0% annual rate. This Agreement is contingent upon the closing of the offering of Senior Notes (“Notes”) described below on or before September 30, 2013. The Company expects to incur a loss of approximately $0.8 billion in connection with the repurchase of Series A Preferred Stock. The loss will be treated as a special item.

A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On September 23, 2013, the Company issued a press release announcing that it intends to offer Notes in three tranches maturing in 2018, 2023 and 2043, pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Company intends to use the net proceeds from the issuance of the Notes for general corporate purposes including the purchase of $3 billion of Series A Preferred Stock from the New VEBA.

The Notes have not been registered under the Securities Act of 1933 and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) except to (a) qualified institutional buyers in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A and (b) persons in offshore transactions in reliance on Regulation S.

The press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities. The offer will be made only by means of a confidential offering memorandum.

This Current Report and the attached press release may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our use of the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans,""seeks," "intends," "evaluates," "pursues," "anticipates," "continues," "designs," "impacts," "forecasts," "target,""outlook," "initiative," "objective," "designed," "priorities," "goal" or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements included or incorporated by reference in this Current Report, the attached press release, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties. These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in the Company's most recent annual report on Form 10-K, which may be revised or supplement in future reports to the SEC. Consequently, all of the forward-looking statements made in this Current Report and the attached press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

A copy of the press release is attached to this Current Report as Exhibit 99.1, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT

Exhibit	Description	Method of Filing

Exhibit 10.1	Agreement dated September 23, 2013 between General Motors Company and the UAW Retiree Medical Benefits Trust	Attached as Exhibit
Exhibit 99.1	Press Release dated September 23, 2013	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ THOMAS S. TIMKO
Date: September 23, 2013	By:	Thomas S. Timko Vice President, Controller and Chief Accounting Officer